September 30, 2005

Newton Properties, Inc.
Trust Company Complex
Ajeltake Road
Ajeltake Island,
Majuro, Marshall Islands MH96960

RE:	Amendment to Letter Agreement, North Wright Field Prospect, Acadia Parish, Louisiana

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated April 22, 2005 (the "Agreement"), by and between Ignis Petroleum Corporation ("Ignis") and Newton Properties, Inc. ("Newton"), pertaining to the North Wright Field Prospect, Acadia Parish, Louisiana, as more particularly set forth in the Agreement. All capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement and the Joint Operating Agreement ("JOA") attached as Exhibit D to the Agreement.

For good and adequate consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties agree as follows:

1.    Section 4 of the Agreement is hereby amended to read in its entirety as follows:

“In the event that Ignis does not commence actual drilling operations on the first well on or before March 31, 2006, Ignis shall, without notice from Newton, deliver assignments of the interests acquired by Ignis hereunder to Argyle Energy, Inc., whereupon this Agreement shall terminate and be of no further force or effect.”

Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

2.    In consideration for Newton extending the deadline to commence drilling operations as provided in Section 1 above, Ignis Petroleum Group, Inc. (“IPG”), the sole shareholder of Ignis, shall issue to Newton 250,000 shares of IPG’s common stock, par value $0.001 per share (the “Shares”), which Shares shall be valued for the purposes of this letter agreement at $1.00 per Share for an aggregate of $250,000. Newton understands that the Shares have not been registered with the Securities and Exchange Commission or any state securities board and, as such, the Shares will be deemed restricted securities, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Shares, Newton hereby makes the following representations and warranties to Ignis:

Newton Properties, Inc.
September 30, 2005

(a)  Newton is an “accredited investor” as such term is defined in the Securities Act.

(b)  Newton is purchasing the Shares for its own account, for investment purposes only and not with view to any public resale or other distribution thereof. Newton and its representatives have received, or have had access to, and have had sufficient opportunity to review, all books, records, financial information and other information which Newton considers necessary or advisable to enable it to make a decision concerning its purchase of the Shares, and Newton possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder.

(c)  Newton understands that any sale by Newton of any of the Shares will, under current law, require either: (i) the registration of the Shares under the Securities Act and applicable state securities acts; (ii) compliance with Rule 144 of the Securities Act; or (iii) the availability of an exemption from the registration requirements of the Securities Act. Newton understands that IPG has not undertaken and does not presently intend to file a registration statement to register the Shares. Newton hereby agrees to execute, deliver, furnish or otherwise provide to IPG an opinion of counsel reasonably acceptable to IPG prior to any subsequent transfer of the Shares, that such transfer will not violate the registration requirements of the federal or state securities acts. Newton further agrees to execute, deliver, furnish or otherwise provide to IPG any documents or instruments as may be reasonably necessary or desirable in order to evidence and record the Shares acquired hereby.

(d)  To assist in implementing the above provisions, Newton hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Shares acquired hereby until the Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof. The legend shall read substantially as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL THEY ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO IPG IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

Newton Properties, Inc.
September 30, 2005

Please indicate your acceptance of the terms of this letter agreement by signing a counterpart of this letter agreement in the space provided therefore below. Upon receipt of a fully-executed counterpart of this letter agreement, IPG will issue a certificate to Newton representing 250,000 Shares.

Very truly yours,

IGNIS PETROLEUM COPORATION

By:	s/ Philipp Buschmann
Philipp Buschmann,
President, Secretary and Treasurer

IGNIS PETROLEUM GROUP, INC.

By:	s/ Philipp Buschmann
Philipp Buschmann,
Chief Operating Officer and
Secretary

AGREED TO AND ACCEPTED
this the 30th day of September, 2005.

NEWTON PROPERTIES, INC.

By:	/s/ David Craven
David Craven,
CEO/Director